UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 3, 2014
MILLER ENERGY RESOURCES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Tennessee
(State or Other Jurisdiction of Incorporation)

001-34732	26-1028629
(Commission File Number)	(IRS Employer Identification No.)

9721 Cogdill Road, Suite 302
Knoxville, TN 37932
(Address of Principal Executive Offices)
(865) 223-6575
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 below is incorporated by reference herein.

Item 1.02    Termination of a Material Definitive Agreement.

Upon repayment of all obligations under the First Secured Promissory Note dated as of November 1, 2009, a Second Secured Promissory Note dated as of December 15, 2009, a Third Secured Promissory Note dated as of May 15, 2010, and a Loan and Security Agreement dated as of March 19, 2010 (as amended, supplemented or otherwise modified prior to the date hereof, the “MEI Loan Documents”), by and among Miller Energy Income 2009-A, LP, a Delaware limited partnership (“MEI”) and the Company, as described in Item 1.01 and Item 2.03 of this report, the parties agreed that the MEI Loan Documents have terminated.

As previously reported, on June 29, 2012, Miller Energy Resources, Inc. (the “Company”) entered into a loan agreement with Apollo Investment Corporation (“Apollo”), as administrative agent and lender, as amended from time to time, which provided for a credit facility of up to $100 million (the “Prior Credit Facility”) with a borrowing base of $55 million and an additional Tranche B Facility allowing for an additional $20 million in loans. The availability under the Prior Credit Facility had been fully drawn by the Company.

As described in Item 1.01 and Item 2.03 of this report, the loans outstanding under the Prior Credit Facility have been repaid in full. The terms of the Prior Credit Facility were amended and restated in their entirety in connection with New Credit Facility described in Item 1,01 and Item 2.03 and, except to the extent incorporated into the New Credit Facility, the terms of the Prior Credit Facility are superseded and without further effect.

As a result of the prepayment of the Prior Credit Facility, the Company owed Apollo a prepayment and extension fee of $9.2 million (the “Prepayment Fee”) in connection with the termination and early repayment of borrowings under the Prior Credit Facility. Pursuant to a letter agreement entered into by the Company and Apollo, the Prepayment Fee shall be paid to Apollo in four equal installments of approximately $2.3 million on the last day of each calendar quarter, commencing June 30, 2014.

Item 2.01    Completion of Acquisition or Disposition of Assets.

As previously announced, on November 22, 2013, the Company’s wholly-owned subsidiary, Cook Inlet Energy, LLC (“CIE”) entered into a Purchase and Sale Agreement by and among Armstrong Cook Inlet, LLC (“Armstrong”), GMT Exploration Company, LLC, Dale Resources Alaska, LLC, Jonah Gas Company, LLC and Nerd Gas Company, LLC (together, the “Sellers”) and CIE (the “Purchase Agreement”). The Purchase Agreement contemplated the acquisition by CIE of (i) a 100% working interest in oil and gas properties and related leases (consisting of approximately 15,465 net acres) in the Cook Inlet region of the State of Alaska, together with other associated rights, interests and assets (collectively, the “Properties”) and (ii) all the issued and outstanding membership interests (the “Anchor Point Equity”) of Anchor Point Energy, LLC, a limited liability company owning certain pipeline facilities and related assets which service the Properties, for $56.6 million in cash and $5.0 million of the Company’s 10.5% Fixed Rate/Floating Rate Series D Cumulative Redeemable Preferred Stock (the “Preferred Stock”) (this acquisition collectively, the “North Fork Acquisition”).

On February 4, 2014, CIE completed the North Fork Acquisition pursuant to the Purchase Agreement. The acquisition was deemed by the parties to have an effective date of January 31, 2014. As the transfer of the

Anchor Point Equity will require certain regulatory approvals (as contemplated by the terms of the Purchase Agreement) that portion of the transaction closed into escrow, pending receipt of those final approvals. Accordingly the Preferred Stock, which was allocated to the acquisition of the Anchor Point Equity, was placed in escrow by the parties and will be held there pending completion of the transfer. CIE is currently in the process of having itself designated as the operator of the North Fork Unit and obtaining the approval of the State of Alaska of the transfer of state-owned leases that form a portion of the Properties to CIE.
Item 2.03    Creation of a Direct Financial Obligation.

On February 3, 2014, (the "Closing Date"), the Company entered into an Amended and Restated Credit Agreement (the "New Loan Agreement"), among the Company, as borrower, Apollo Investment Corporation ("Apollo"), as administrative agent (in that capacity the “Administrative Agent”), and the lenders from time to time party thereto (the “Lenders”).

The New Loan Agreement provides for a $175 million term credit facility (the "New Credit Facility"), all of which was made available to and drawn by the Company on the Closing Date. The amounts drawn were subject to a 2% original issue discount. Amounts outstanding under the New Credit Facility bear interest at a rate of LIBOR plus 9.75%, subject to a 2% LIBOR floor. The New Credit Facility permits the Company to enter into a reserve-based revolving credit facility of up to $100 million on certain agreed terms which would be secured on a first-lien basis. Upon entering into such revolving credit facility and a related intercreditor agreement, the New Credit Facility will become a second-lien credit facility. The New Credit Facility carries a four year maturity, which may be extended by up to an additional year as necessary so that it matures at least six months after the maturity date of the first lien revolving credit facility, if put in place. The New Credit Facility contains customary second lien covenants, including a leverage ratio, interest coverage ratio, current ratio and change of management control covenants. Subject to certain conditions contained in the New Loan Agreement, the New Credit Facility also allows for the Company to implement a discretionary share repurchase plan on terms and conditions reasonably satisfactory to the Administrative Agent and the Lenders.

The Company used $75.3 million of the proceeds drawn under the New Credit Facility to refinance the Prior Credit Facility with Apollo (as described above in Item 1.02) and $56.6 million to finance the acquisition of the North Fork Unit (as described above in Item 2.01). In addition, $3.8 million was used to retire the obligations owing under the MEI Loan Documents. The remainder of the proceeds from the New Credit Facility will be used for general corporate purposes.

On the Closing Date, in connection with the New Credit Facility, the Company, along with all of its consolidated subsidiaries (other than MEI), entered into an Amended and Restated Guarantee and Collateral Agreement (the “Guarantee”) with Apollo, for the benefit of the lenders from time to time party to the New Loan Agreement. Under the terms of the Guarantee and related security documents each of the consolidated subsidiaries of the Company (other than MEI) have guaranteed the Company’s obligations under the New Credit Facility and the Company and those subsidiaries have granted a security interest in substantially all of their assets to secure the performance of the obligations arising under the New Credit Facility.

The foregoing description is qualified in its entirety by reference to the full text of the New Loan Agreement which is filed as Exhibit 10.01 hereto and incorporated by reference herein and the Guarantee and Collateral Agreement which is filed as Exhibit 10.02 hereto and incorporated by reference herein.

Item 3.02    Unregistered Sale of Equity Securities.

As described in Item 2.01 above, in connection with the North Fork Acquisition, the Company has issued 213,586 shares its Preferred Stock to the Sellers as consideration for the Anchor Point Equity, to be held in escrow pending receipt of final regulatory approvals required in connection with the transfer of those interests. The 213,586 shares were valued at approximately $5 million,For purposes of determining the number of shares of Preferred Stock, the Preferred Stock was valued on January 31, 2014, as the average of the daily volume weighted average prices of the Preferred Stock for the 10 trading days ending on and including January 31, 2014. The Preferred Stock was issued in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 7.01.    Regulation FD Disclosure.

On February 5, 2014, we issued a press release relating to the completion of the North Fork Acquisition and the closing of the New Credit Facility, each referred to above. Attached as Exhibit 99.1 is our press release relating to the completion of the North Fork Acquisition.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of Miller Energy Resources, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1
Purchase and Sale Agreement, dated as of November 22, 2013, by and among Armstrong Cook Inlet, LLC, GMT Exploration Company, LLC, Dale Resources Alaska, LLC, Jonah Gas Company, LLC and Nerd Gas Company, LLC, as sellers and Cook Inlet Energy, LLC, as buyer incorporated by reference to Exhibit 2.1 of Form 8-K filed with the Securities and Exchange Commission on November 25, 2013.

10.01	Amended and Restated Credit Agreement dated as of February 3, 2014 among Miller Energy Resources, Inc., as Borrower, and Apollo Investment Corporation, as Arranger and Administrative Agent.
10.02	Amended and Restated Guarantee and Collateral Agreement in favor of Apollo Investment Corporation, as Administrative Agent.
99.1	Press Release relating to the North Fork Acquisition.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2014	Miller Energy Resources, Inc.
By: /s/ Scott M. Boruff
Scott M. Boruff
Chief Executive Officer

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